UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2018

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801

(Address of principal executive offices) (zip code)

(626) 282-0288

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On June 21, 2018, the board of directors (the “Board”) of Apollo Medical Holdings, Inc. (the “Company”) voted to increase the size of the Board from nine directors to eleven directors, and appointed Ernest A. Bates, M.D. and Joseph M. Molina, M.D. to the Board to fill the resulting vacancies. Dr. Bates and Dr. Molina will serve as directors of the Company for a term expiring at the 2019 annual meeting of stockholders, or until their successors are elected and qualified, or until their earlier resignation or removal.

In connection with Dr. Bates’ appointment to the Board, the Company entered into the following agreements with Dr. Bates: (i) a Board of Directors Agreement dated June 21, 2018; (ii) a Proprietary Information Agreement dated June 21, 2018; and (iii) an Indemnification Agreement dated June 21, 2018. Pursuant to his Directors Agreement, Dr. Bates is entitled to $1,000 per month as compensation for such director’s service on the Board and any committees thereof provided that to the extent such Board services require out-of-town trips, the Company agreed to compensate Dr. Bates for such additional travel time at the rate of $1,200 per day or a prorated portion thereof. Dr. Bates is eligible to receive awards under the Company’s equity incentive plans as may from time to time be determined by the Board or the administrator of such plan in its sole discretion. The Indemnification Agreement with Dr. Bates provides for indemnification and related rights in connection with Dr. Bates’ service as a director of the Company consistent with the Company’s other non-employee directors.

Dr. Bates is the founder of American Shared Hospital Services (“ASHS”) and has served as Chairman of the Board and Chief Executive Officer of ASHS since its incorporation in 1983. He is a member of several professional medical societies including several in his specialty. He is an Emeritus member of the Board of Trustees at Johns Hopkins University and the University of Rochester. Dr. Bates is a member of the Board of Overseers at UCSF School of Nursing and a former member of the Board of Trustees at UCSF Foundation and the California Higher Education Business Forum. In 1997, Dr. Bates was appointed by the Senate to serve as a member of the California High-Speed Rail Authority. Appointed by the Governor, Dr. Bates served as a member of the Board of Governors of California Community Colleges, the District 4 Medical Quality Review Committee, and the Professional Advisory Committee at the University of California Medical Centers where he was appointed by the Speaker of the Assembly. Dr. Bates previously served on the Magistrate Judge Merit Selection Panel. In 2000, Dr. Bates received the prestigious Kjakan Award for his contribution to the spirit of entrepreneurial capitalism. Dr. Bates received his BA from Johns Hopkins University in 1958 and his MD degree from the University of Rochester School of Medicine in 1962. Dr. Bates completed a surgery internship at the Albert Einstein College of Medicine, Bronx Municipal Hospital Center in 1962. He has written chapters in the publication Textbook on Experimental Brain Tumors and Black Related Diseases. Dr. Bates completed his Neurosurgery residence at the University of California Medical Center, San Francisco in 1971.

In connection with Dr. Molina’s appointment to the Board, the Company entered into the following agreements with Dr. Molina: (i) a Board of Directors Agreement dated June 21, 2018; (ii) a Proprietary Information Agreement dated June 21, 2018; and (iii) an Indemnification Agreement dated June 21, 2018. Pursuant to his Directors Agreement, Dr. Molina is entitled to $1,000 per month as compensation for such director’s service on the Board and any committees thereof; provided that to the extent such Board services require out-of-town trips, the Company agreed to compensate Dr. Molina for such additional travel time at the rate of $1,200 per day or a prorated portion thereof. Dr. Molina is eligible to receive awards under the Company’s equity incentive plans as may from time to time be determined by the Board or the administrator of such plan in its sole discretion. The Indemnification Agreement with Dr. Molina provides for indemnification and related rights in connection with Dr. Molina’s service as a director of the Company consistent with the Company’s other non-employee directors.

Dr. Molina has served as the President of Joseph M. Molina, M.D., Professional Corporation – Southern California dba Golden Shore Medical Group since its formation in 2011, and from 1996 to May 2017 served as the Chairman, President and Chief Executive Officer of Molina Healthcare, a FORTUNE 500 company founded by his physician father in 1980 to provide health care to low-income individuals receiving benefits through government programs, such as Medicaid and Medicare. Dr. Molina earned a bachelor’s degree from California State University, Long Beach where he was elected to membership in Phi Beta Kappa. He earned his medical degree from the University of Southern California where he was elected to membership in Alpha Omega Alpha and Sigma Xi. Dr. Molina performed his internship and residency in internal medicine at Johns Hopkins Hospital then a fellowship in endocrinology at the University of California, San Diego. He was assistant professor of medicine at USC before joining Molina Healthcare. He received a certificate in management from the Anderson School of Business at UCLA. In 2005, Dr. Molina was featured in Time magazine as one of the 25 most influential Hispanics in America. He has an honorary doctorate from Claremont Graduate University. Modern Healthcare listed him among the 100 most influential people in health care. He is a board member of the Aquarium of the Pacific and an Overseer of the Huntington Library and Curator of the Osler Library. He is a trustee of Johns Hopkins Medicine and served on the Visiting Committee for the Harvard Medical School and the Harvard Dental School.

A copy of the Directors Agreement with Dr. Bates and Dr. Molina (which contains forms of the Proprietary Information Agreement and Indemnification Agreement as Exhibits A and B, respectively, thereto) are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the respective Directors Agreements, the Proprietary Information Agreements and the Indemnification Agreements.

Item 8.01	Other Events.

On June 26, 2018, the Company issued a press release announcing the director additions described in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Board of Directors Agreement, dated June 21, 2018, with Ernest A. Bates, M.D.
10.2	Board of Directors Agreement, dated June 21, 2018, with Joseph M. Molina, M.D.
99.1	Press release dated June 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: June 26, 2018	By:	/s/ Thomas S. Lam
	Name:	Thomas S. Lam, M.D.
	Title:	Co-Chief Executive Officer